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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the use of our report dated January 10, 2000, with respect to the financial statements of IZ.com, Inc. included in the Current Report on Form 8-K/A of PopMail.com, inc. which is incorporated by reference in Registration Statements on Forms S-3 (No. 333-80241, No. 333-85243, No. 333-88199, No. 333-93317, No. 333-96109 and No. 333-32232) and Forms S-8 (No.
333-62729 and No. 333-62747) and is expected to be filed with the Securities and Exchange Commission on or about April 24, 2000.

                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP

San Diego, California
April 20, 2000















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